UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2013

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313 and 333-169977	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2013, CKE Restaurants, Inc. (the "Company"), in connection with its ongoing tender offer (the "Tender Offer") and consent solicitation (the "Consent Solicitation) with respect to the Company’s outstanding 11.375% Senior Secured Second Lien Notes due 2018 (the "Notes"), announced that it has received the requisite consents sought in the Consent Solicitation for certain proposed amendments to the Indenture, dated as of July 12, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of July 12, 2010 (as supplemented prior to March 15, 2013, the "Existing Indenture"), by and among the Company, the guarantors named therein (the "Guarantors") and Wells Fargo Bank, National Association, as trustee (the "Trustee") pursuant to which the Notes were issued.

On March 15, 2013, the Company, the Guarantors and the Trustee entered into a Second Supplemental Indenture (the "Second Supplemental Indenture"), which was effective immediately and, once operative will (i) eliminate or waive substantially all of the restrictive covenants contained in the Existing Indenture and the Notes, (ii) eliminate certain events of default in the Existing Indenture, (iii) modify covenants regarding mergers and consolidations in the Existing Indenture, (iv) modify or eliminate certain other provisions in the Existing Indenture and the Notes, including, in some cases, certain provisions relating to defeasance, contained in the Existing Indenture and the Notes and (v) release the liens and security interests in all of the collateral securing the Notes and the guarantees thereof, as contemplated by the Existing Indenture. The Second Supplemental Indenture will become operative upon settlement of the Tender Offer and Consent Solicitation. As such, consents previously delivered and not withdrawn in connection with the Tender Offer and Consent Solicitation may no longer be withdrawn. The Company expects to settle the Tender Offer and Consent Solicitation on or about April 1, 2013.

The complete terms and conditions of the Tender Offer and Consent Solicitation remain the same as set forth in the Tender Offer and Consent Solicitation Statement, dated March 1, 2013, and the related letter of transmittal and consent (collectively, the "Tender Offer Documents").

The obligation of the Company and the guarantors to complete the Tender Offer and Consent Solicitation (including to accept and purchase the tendered Notes in the Tender Offer and make the related consent payment) is subject to a number of conditions precedent, including the completion, on or prior to the date of settlement, of a New Debt Financing (as defined in the Tender Offer Documents), on terms satisfactory to the Company. There can be no assurance that any New Debt Financing will be completed on terms satisfactory to the Company or at all.

For additional information concerning the foregoing, a copy of the Second Supplemental Indenture and the press release dated March 15, 2013, is attached hereto as Exhibits 4.1 and 99.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Second Supplemental Indenture dated as of March 15, 2013, by and among the Company (as successor by merger to Columbia Lake Acquisition Corp.), the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

99.1 Press release, dated March 15, 2013, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

March 18, 2013	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of March 15, 2013, by and among the Company (as successor by merger to Columbia Lake Acquisition Corp.), the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
99.1	Press release, dated March 15, 2013, issued by CKE Restaurants, Inc.